ARTHUR ANDERSEN LLP


           REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Securities and Exchange Commission:

We have reviewed the statements by Frontier Funds, Inc. included in Item 4. (a) of its 8-K dated February 20, 1998. We agree with all of the statements contained herein.


                                     /s/ Arthur Andersen LLP

                                     ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
February 20, 1998